                                  SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CONTINENTAL MATERIALS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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
                                                              PRELIMINARY COPIES

                       CONTINENTAL MATERIALS CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The 1999 annual meeting of stockholders of Continental Materials Corporation (the "Company") will be held at The Northern Trust, 50 South LaSalle Street, Chicago, Illinois, on Wednesday, May 26, 1999, at 10:00 a.m., to consider and act upon the following matters:

        (a) The election of three directors to serve until the 2002 annual meeting or until their successors are elected and qualified;

        (b) The ratification of the appointment of independent certified public accountants to the Company for the fiscal year ending January 1, 2000;

        (c) The approval of an amendment to the Company's Certificate of Incorporation to effect a reverse stock split (1-for-50) followed immediately by a forward stock split (100-for-1). The reverse stock split would result in a cash out of registered stockholders holding fewer than 50 shares of the Company's common stock; and

        (d) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 1, 1999 are entitled to notice of and to vote at the annual meeting or any adjournment thereof.

    Accompanying this notice are the Annual Report for the fiscal year ended January 2, 1999, a proxy statement, a form of proxy, and an envelope for returning the executed proxy to the Company. Stockholders unable to attend the annual meeting in person are requested to date, sign and return the enclosed proxy promptly.

                                          By Order of the Board of Directors,

                                          Mark S. Nichter
                                          Secretary

Chicago, Illinois
April 26, 1999

                                                              PRELIMINARY COPIES

                       CONTINENTAL MATERIALS CORPORATION
                             225 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

    The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Continental Materials Corporation, a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders to be held on May 26, 1999, and is revocable at any time before it is exercised. Such revocation may be effected by written notice to the Secretary of the Company, by executing a subsequent proxy or by voting at the meeting in person. All proxies duly executed and received will be voted on all matters presented at the meeting. Where a specification as to any matter is indicated, the proxy will be voted in accordance with such specification. Where, however, no such specification is indicated, the proxy will be voted for the named nominees, for the ratification of PricewaterhouseCoopers LLP, for the proposed amendment to the Company's Certificate of Incorporation, and in the judgment of the proxies on any other proposals. The approximate date on which this proxy statement and the enclosed proxy are first sent or given to stockholders is April 26, 1999.

    The holders of record on April 1, 1999, of the 1,051,251 outstanding shares of common stock of the Company, are entitled to notice of and to vote at the annual meeting. Each such share is entitled to one vote for each director.

    The three nominees for election as directors at the 1999 annual meeting of stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's common stock entitled to vote at that meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the voting power of the Company's common stock, present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the ratification of the appointment of independent certified public accountants for the fiscal year ending January 1, 2000. An affirmative vote of the holders of a majority of the voting power of the Company's common stock, present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the proposed amendment to the Company's Certificate of Incorporation. Under Delaware law and the Company's Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting will be counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. If a quorum is present at the meeting, the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. Shares present in person or by proxy but not voted, whether by abstention, broker non-vote, or otherwise, have the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

                             ELECTION OF DIRECTORS

    The Company has a Board of Directors consisting of nine persons, divided into three classes. At this year's annual meeting three directors will be elected to serve for a term of three years or until their successors are elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the nominees named below. Management has no reason to believe that any nominee will be unable to serve. If any nominee should not be available, the persons named in the proxy will vote for the election of such persons as will continue as nearly as possible the existing management goals of the Company.

           NAME, AGE AND OTHER               SERVED AS                                                 CURRENT TERM
            POSITIONS, IF ANY,               DIRECTOR                                                   AS DIRECTOR
               WITH COMPANY                    SINCE                 BUSINESS EXPERIENCE                  EXPIRES
------------------------------------------  -----------  -------------------------------------------  ---------------

NOMINEE DIRECTORS

Ralph W. Gidwitz, 63......................        1984   President, Chief Executive Officer and               1999
                                                           Director of Financial Capital
                                                           Corporation, a financial consulting
                                                           company, since 1996. Mr. Gidwitz was
                                                           previously President, Chief Executive
                                                           Officer and Director of RKG Corporation,
                                                           a company engaged in mergers and
                                                           acquisitions from 1991 through 1996.

William G. Shoemaker, 82..................        1968   Independent business consultant since                1999
                                                           January 1991.

Theodore R. Tetzlaff, 54..................        1981   Partner in the Chicago law firm of Jenner &          1999
                                                           Block since 1982.

CONTINUING DIRECTORS

Thomas H. Carmody, 52.....................        1994   Chief Executive Officer of Continental               2000
                                                           Sports Group, LLC, a sports marketing and
                                                           distribution company, since 1998. Mr.
                                                           Carmody was previously Consultant to
                                                           Chairman and Chief Executive Officer of
                                                           Reebok International, Ltd., publicly
                                                           traded footwear, apparel and fitness
                                                           equipment company. Mr. Carmody has also
                                                           previously served as Vice President, U.S.
                                                           Operations and Vice President, Sports
                                                           Division of Reebok.

Ronald J. Gidwitz, 54.....................        1974   Partner in GCG Partners, a strategic                 2000
                                                           consulting and equity capital firm, since
                                                           1998. Mr. Gidwitz was previously
                                                           President of Helene Curtis, a producer of
                                                           personal care products, from 1979 to 1998
                                                           and Chief Executive Officer from 1985 to
                                                           1998.

           NAME, AGE AND OTHER               SERVED AS                                                 CURRENT TERM
            POSITIONS, IF ANY,               DIRECTOR                                                   AS DIRECTOR
               WITH COMPANY                    SINCE                 BUSINESS EXPERIENCE                  EXPIRES
------------------------------------------  -----------  -------------------------------------------  ---------------
Darrell M. Trent, 60......................        1997   Chairman of the Board and Chief Executive            2000
                                                           Officer of Acton Development Company,
                                                           Inc., a real estate development and
                                                           property management company, since 1988.
                                                           Mr. Trent was also Chairman of the Board
                                                           and Chief Executive Officer of Clean
                                                           Earth Technologies, Inc., an
                                                           environmental management venture, from
                                                           1992 to 1994.

James G. Gidwitz, 52,
  Chairman of the Board and
  Chief Executive Officer.................        1978   Chairman of the Board and Chief Executive            2001
                                                           Officer of the Company since 1983.

Betsy R. Gidwitz, 58......................        1996   Former Professor from Massachusetts                  2001
                                                           Institute of Technology.

Joseph J. Sum, 51, Vice
  President and Treasurer.................        1989   Vice President and Treasurer of the Company          2001
                                                           since 1988. Mr. Sum previously served as
                                                           Assistant Treasurer of the Company from
                                                           1978 through August, 1988, Controller
                                                           from 1979 through January, 1989 and
                                                           Secretary from 1983 through February,
                                                           1993.

FAMILY RELATIONSHIPS

    James G. Gidwitz and Ronald J. Gidwitz are sons of Gerald S. Gidwitz. The late Joseph L. Gidwitz was Gerald S. Gidwitz's brother. Ralph W. Gidwitz is a son of, and Betsy R. Gidwitz is a daughter of, Joseph L. Gidwitz. Gerald S. Gidwitz, together with his wife, and their descendants as well as the descendants of Joseph L. Gidwitz are herein referred to as the "Gidwitz Family." See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

COMMITTEES OF THE BOARD

    The Company's Board of Directors has established an Audit Committee and a Compensation Committee. There is no standing nominating committee or other committee performing similar functions.

    In 1998 the Audit Committee was composed of Theodore R. Tetzlaff, William G. Shoemaker and Ralph W. Gidwitz. The function of the Audit Committee is to review and make recommendations regarding: the hiring or retention of an independent accounting firm to audit the Company's financial statements; the Company's policies with respect to maintaining its books and records and furnishing information to its independent auditors; the scope and effectiveness of the independent auditor's audit procedures; the implementation of recommendations made by the independent auditors in their annual management letter; the adequacy and competency of Company personnel engaged in such activities; the procedures of the Company in furnishing the public financial information, in accordance with generally accepted accounting principles and practices; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee deems desirable or in the best interest of the Company. There was one committee meeting in 1998.

    The Compensation Committee was composed of Ronald J. Gidwitz and Theodore R. Tetzlaff in 1998. See "COMPENSATION COMMITTEE REPORT" for a discussion of responsibilities. The Committee held three meetings in 1998.

BOARD MEETINGS

    The Board of Directors held three meetings in fiscal 1998. All directors except Thomas H. Carmody attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors during the time when they served.

DIRECTOR'S COMPENSATION

    Each director who is not an officer or employee of the Company receives a set fee of $10,000 per year, plus additional fees of $500 for each board meeting or board committee meeting which he or she attends, with a $5,000 cap on the aggregate meeting fee.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation of the Company's chief executive officer and its two other executive officers for the years 1996 through 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                                                 -----------------------------------------
                                                                                                                PAYOUTS
                                                                                           AWARDS            -------------
                                            ANNUAL COMPENSATION                  --------------------------    LONG-TERM
                             --------------------------------------------------   RESTRICTED                   INCENTIVE
    NAME AND PRINCIPAL                                          OTHER ANNUAL         STOCK         STOCK         PLAN
         POSITION              YEAR      SALARY      BONUS    COMPENSATION (1)      AWARDS        OPTIONS       PAYOUTS
---------------------------  ---------  ---------  ---------  -----------------  -------------  -----------  -------------

James G. Gidwitz --               1998  $ 366,931  $ 311,250             --             None          None          None
Chairman and Chief                1997    359,550    260,900             --             None          None          None
Executive Officer                 1996    346,813    246,900             --             None          None          None

Joseph J. Sum --                  1998    166,500     91,700             --             None          None          None
Vice President and                1997    162,591     75,900             --             None          None          None
Chief Financial Officer           1996    154,958     73,300             --             None          None          None

Mark S. Nichter --                1998     97,000     40,100      $  14,488             None          None          None
Secretary                         1997     94,750     34,000         15,680             None          None          None
                                  1996     90,292     31,700         15,125             None          None          None


    NAME AND PRINCIPAL           ALL OTHER
         POSITION            COMPENSATION (2)
---------------------------  -----------------
James G. Gidwitz --              $ 104,472
Chairman and Chief                 100,559
Executive Officer                   97,918
Joseph J. Sum --                    38,305
Vice President and                  31,513
Chief Financial Officer             29,697
Mark S. Nichter --                  19,774
Secretary                           18,968
                                    17,581

------------------------------

(1) Where no amounts are shown, Other Annual Compensation does not exceed the reporting thresholds.

(2) For 1998, the amounts shown represent the employer matching contributions to the Company's 401(k) Plan. For Messrs. Gidwitz and Sum, these amounts include amounts deferred under a Supplemental Profit Sharing Plan.

STOCK OPTIONS

    The Company's Amended and Restated 1994 Stock Option Plan provides for the granting of stock options to attract, retain and reward key managerial employees of the Company or its subsidiaries. The Stock Option Plan provides that grants of options and option prices will be established by the Compensation Committee of the Board of Directors. Option prices may not be less than the fair market value of the stock at the date of the grant. During 1995 there were options granted for 78,000 shares of stock at an exercise price of $13.125. All 78,000 options became exercisable during 1996 although none were exercised.

There have been no other options granted. During 1997, 12,000 of the shares were forfeited when the grantee resigned from the Company. During March 1998, 6,000 shares were purchased under the program by one of the grantees.

    The following table sets forth the number of shares for which stock options were exercised by executive officers during the last fiscal year, the value realized, the number of shares for which options were outstanding and the value of those options as of the fiscal year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                            VALUE OF
                                                                                                          UNEXERCISED
                                                                                                      IN-THE-MONEY OPTIONS
                                                                                                           AT FY-END
                                             SHARES ACQUIRED                           EXERCISABLE/       EXERCISABLE/
NAME                                         ON EXERCISE (#)     VALUE REALIZED ($)    UNEXERCISABLE     UNEXERCISABLE
-----------------------------------------  -------------------  ---------------------  -------------  --------------------

James G. Gidwitz.........................               0                     0            30,000/0      $    701,250/0

Joseph J. Sum............................               0                     0            12,000/0           280,500/0

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

    The Executive Compensation Program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee's major responsibilities are:

    1. Reviewing the Company's major compensation and benefit practices, policies and programs including administration of the Company's Amended and Restated 1994 Stock Option Plan with respect to executive officers; and

    2.  Reviewing executive officers' salaries and bonuses.

COMPENSATION PHILOSOPHY

    It is the philosophy of the Company to ensure that executive compensation is linked to corporate performance. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation should be higher than in years in which the performance is below expectation. At the same time, the Committee is cognizant of its need to offer compensation that is competitive. By providing the opportunity for compensation that is comparable to the levels offered by other similarly situated companies, the Company is able to attract and retain key executives. The Committee regularly reviews the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. In conducting this review the Committee retains independent compensation consultants.

COMPENSATION PROGRAM COMPONENTS

    To achieve its compensation goals, the compensation program consists primarily of two components, base salary and bonuses. Both components are adjusted based upon corporate performance and individual initiative and performance. Total pay levels, that is the aggregate of base salary and annual bonus, are largely determined through comparisons with companies of similar size and complexity. Total pay levels for the executive officers are competitive within a range that the Committee considers to be reasonable and necessary.

PERFORMANCE MEASURES

    The Committee uses various performance measures in evaluating annual executive compensation. The Committee examined earnings as an important measure of performance. The Committee also considered return on net investment and personal goals. In its consideration, the Committee did not assign quantitative relative weights to these factors or follow mathematical formulae. Rather, the factors discussed above are compared by the Committee with the Company's annual business plan, the Company's prior year's performance and the performance of other companies in the industry segments in which the Company competes. The Committee then made judgments after considering the various factors. The Committee believes that these performance measures serve to align the interests of executives with the interests of stockholders.

1998 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    In evaluating the compensation of the Company's chief executive officer (the "CEO"), the Committee reviewed the CEO's existing compensation arrangements, the performance of the Company (taking into account the performance measures discussed above) and the CEO and compensation of chief executive officers in similarly situated companies. Based on this review, the Committee increased the CEO's salary by 2.1% in 1998 as compared with 3.7% in 1997 and 2.4% in 1996. In setting the 1998 increase, the Committee considered, among other things, the level of compensation of executives in similarly situated companies. In granting the CEO's bonus in 1998, the Committee likewise considered the incentive compensation paid to CEOs of similar companies and the Company's performance in 1998. The Company's performance in 1998 exceeded all goals set forth in the Company's annual business plan. Net income grew 48% to $4,618,000 compared to $3,110,000 in 1997. Accordingly, the Committee granted the CEO a bonus of $311,250 for 1998 compared to $260,900 for last year.

STOCK OPTION AND LONG-TERM PLANS

    The Company maintains the Continental Materials Corporation Amended and Restated 1994 Stock Option Plan, as discussed under the heading "EXECUTIVE COMPENSATION--Stock Options" above. The Company has no other long-term compensation plans.

SUMMARY

    After reviewing all of its existing compensation programs, the Committee continues to believe that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations of similar size and complexity. Moreover, the Committee believes that it has set compensation at levels that reflect each executive officer's contribution towards the Company's objectives.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                   RONALD J. GIDWITZ AND THEODORE R. TETZLAFF

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    Theodore R. Tetzlaff, a member of the Compensation Committee, is a partner in the Chicago law firm of Jenner & Block. From time to time, the Company retains Jenner & Block to provide it with legal services. The dollar amount of fees paid to Jenner & Block by the Company in 1998 did not exceed 5% of that firm's annual gross revenues.

    The Company engaged in various transactions in which members of the Gidwitz Family, including Ronald Gidwitz, had an interest.

    McCord Group, Inc. ("McCord") is a company engaged in the travel agency business. The ownership of McCord includes members of the Gidwitz Family. The Company purchased a total of approximately

$45,000 in airline tickets and other travel services from McCord during its last fiscal year. Management believes that these purchases were on terms that were as favorable as might be obtained from an unrelated third party.

    The Company is currently serving as the sponsoring corporation in an Insurance Purchasing Group (the "Group"), which consists of the Company and its subsidiaries and other companies in which the Gidwitz Family are the principal owners. The cost of such insurance is allocated among all members of the Group based on such factors as, but not limited to, nature of the risk, loss history and size of operations. From time to time, the Company will advance payments to the insurance carriers on behalf of the individual members of the Group. The Company invoices each member of the Group for their respective share of each payment. During fiscal year 1998, certain members of the Group were indebted to the Company with respect to advances made by the Company under the insurance purchasing program. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1998 with respect to these companies equaled approximately $137,000. As of the date of this proxy statement, no past due amounts are owing to the Company from any member of the Group. The Company's participation in the Group has, in management's opinion, resulted in significant savings to the Company in terms of the cost of insurance premiums and other related insurance charges.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

    The following graph compares the Company's cumulative total stockholder return on its common stock for a five year period (December 31, 1993 to December 31, 1998), with the cumulative total return of the American Stock Exchange Market Value Index ("ASEMVI"), and a peer group of companies selected by the Company. The "Peer Group" is more fully described below. Dividend reinvestment has been assumed with respect to the ASEMVI and the Peer Group. The companies in the Peer Group are weighted by market capitalization as of the beginning of the measurement period. The Company has never paid a dividend.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               CONTINENTAL       CUSTOMER        AMEX MARKET

DOLLARS          MATERIALS CP         SELECT              INDEX

1993                  $100.00        $100.00            $100.00

1994                  $145.31         $97.60             $88.33

1995                  $151.56        $125.48            $113.86

1996                  $265.63        $159.67            $120.15

1997                  $335.94        $226.15            $144.57

1998                  $456.25        $283.08            $142.61

    The Company manufactures and markets products in two separate industries. These industries are (i) heating and air conditioning and (ii) construction materials, primarily ready-mix concrete. The Company's principal activities have occurred exclusively in these two industries for over 15 years. The Peer Group selected by the Company for the above graph is a combination of companies from these two industries. The companies included in the Peer Group are: American Business Computer Corporation; Danaher Corporation; Fedders Corporation; Florida Rock Industries Inc.; ICC Technologies; Kysor Industrial Corporation; Lancer Corporation; LSB Industries, Inc.; Mesteck Inc.; Tecumseh Products Inc.; Westinghouse Electric Corporation; and Wynn's International, Inc.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following information is furnished as to the Common Stock of the Company owned beneficially as of April 1, 1999 by (i) each director, (ii) the executive officers named in the Summary Compensation Table, (iii) directors and executive officers as a group, and (iv) persons that have reported beneficial ownership of more than 5% of the Company's Common Stock.

                 NAME AND ADDRESS                                           PERCENT
               OF BENEFICIAL OWNER                     NO. OF SHARES      OF CLASS (1)
--------------------------------------------------  -------------------   ------------
Gidwitz Family....................................     423,318(2)(4)         39.2%
  225 West Wacker Drive, Suite 1800 Chicago,
  Illinois 60606
Warren G. Lichtenstein............................     135,450(5)            12.9%
  750 Lexington Avenue
  New York, New York 10022
Continental Materials Corporation.................      42,110                4.0%
  Employees Profit Sharing
  Retirement Plan
Thomas H. Carmody.................................         100
James G. Gidwitz..................................      33,001(2)(3)(4)       3.1%
Betsy R. Gidwitz..................................       3,001(3)              .3%
Ralph W. Gidwitz..................................       3,001(3)              .3%
Ronald J. Gidwitz.................................       3,001(3)              .3%
Mark S. Nichter...................................           0(2)
William G. Shoemaker..............................         160
Joseph J. Sum.....................................      12,200(2)(4)          1.1%
Theodore R. Tetzlaff..............................           0
Darrell M. Trent..................................       1,000                 .1%
All directors and officers as a group (includes
  ten persons)....................................     478,888(6)            43.8%

------------------------

(1) Based on 1,051,251 shares of Common Stock outstanding as of April 1, 1999. Shares subject to options exercisable within 60 days of April 1, 1999 are considered for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentages held by others. The shares owned in each case, except as otherwise indicated, constitute less than .1% of the outstanding shares of the Company's Common Stock.

(2) Excludes 42,110 shares held by the Company's Employee Profit Sharing Retirement Plan as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power as trustees of such Plan.

(3) Excludes shares held indirectly as follows, which shares are included in the Gidwitz Family holdings (See "ELECTION OF DIRECTORS--FAMILY RELATIONSHIPS" for a description of the Gidwitz Family):

    (a) 363,563 shares owned by a partnership whose managing partners are Betsy
       R. Gidwitz, Gerald S. Gidwitz, James G. Gidwitz, Ralph W. Gidwitz, and Ronald J. Gidwitz.

    (b) 2,457 shares owned by McCord Group, Inc. whose beneficial owners include members of the Gidwitz Family.

    (c) 129 shares owned by a partnership whose beneficial owners are members of the Gidwitz Family.

    (d) 15,165 shares held directly by Gidwitz family members other than those family members included in the table above.

   With respect to the shares referenced in this Note, the beneficial owners indicated in (d) have sole voting and investment power and the beneficial owners indicated in (a), (b) and (c) have shared voting and investment power.

(4) Includes shares of Common Stock subject to options which are exercisable within 60 days of April 1, 1999 as follows: James G. Gidwitz, 30,000 shares (which shares are also included in the Gidwitz Family holdings); and Joseph
    J. Sum, 12,000 shares.

(5) Represents 135,450 shares held by Steel Partners II, L.P. By virtue of his position with Steel Partners II, Mr. Lichtenstein has sole power to vote and dispose of such 135,450 shares.

(6) Includes shares held by the Gidwitz Family, shares held by directors and officers who are not members of the Gidwitz Family and 42,110 shares held by the Company's Employee Profit Sharing Retirement Plan as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power as trustees of such Plan.

                   PROPOSAL FOR RATIFICATION OF ENGAGEMENT OF
                              INDEPENDENT AUDITORS

    The Board of Directors and the Audit Committee recommend ratification of the continued engagement of PricewaterhouseCoopers LLP, Certified Public Accountants, to audit the Company's books for the fiscal year ending January 1, 2000. An appropriate resolution ratifying such employment will be submitted to the stockholders at the annual meeting. If such resolution is not adopted, management will reconsider such appointment.

    A representative of PricewaterhouseCoopers, is expected to be present at the stockholders' annual meeting. The representative will have an opportunity to make a statement if he/she desires to do so, and he/she will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE
                 STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT
                         OF THE COMPANY'S COMMON STOCK

SUMMARY

    The Board of Directors has unanimously authorized, and recommends for your approval, an amendment (the "Amendment") to the Company's Certificate of Incorporation, effecting a reverse 1-for-50 stock split followed immediately by a forward 100-for-1 stock split of the Company's Common Stock. As permitted under Delaware law, registered stockholders whose shares of stock are converted into less than 1 share in the reverse 1-for-50 split will receive cash payments equal to the fair value of those fractional interests. Registered stockholders whose shares of Common Stock, $.50 par value, are converted into more than one share in the reverse split will receive, in the forward 100-for-1 split, a number of shares of Common Stock, $.25 par value, equal to 100 times the number of shares and fractional shares held after the reverse split. In other words, all registered stockholders originally holding 50 or more shares of Common Stock, $.50 par value, immediately prior to the Effective Date of the Transaction will hold twice the number of shares of Common Stock, $.25 par value, immediately subsequent to the Transaction. We refer to the reverse and forward stock splits, together with the related cash payments to stockholders with small holdings, as the "Transaction." We also refer to our record stockholders whose shares of Company stock are registered in their names as "registered stockholders." The Company's Common Stock, $.50 par value, is the only class of Company stock currently outstanding and is sometimes referred to as "Company stock."

    In order to complete the Transaction, a majority of the stockholders entitled to vote at the annual meeting must approve the Amendment to the Company's Certificate of Incorporation. We attach the proposed Amendment as Appendix A to this proxy statement. If approved, the Transaction will take place on the date the Amendment is filed with the Secretary of State of the State of Delaware (the "Effective Date"). The Effective Date is expected to occur following the market close on June 7, 1999 or as soon thereafter as practicable.

    The highlights of the Transaction are as follows.

    EFFECT ON STOCKHOLDERS. If approved at the annual meeting, the Transaction will affect Company stockholders as follows after completion:

STOCKHOLDER AS OF THE EFFECTIVE DATE                              NET EFFECT AFTER TRANSACTION COMPLETION
--------------------------------------------------------  --------------------------------------------------------

Registered stockholders holding 50 or more shares of      Each such stockholder will hold twice as many shares of
Company stock, $.50 par value, in a record account        Company stock, $.25 par value.

Registered stockholders holding fewer than 50 shares of   Shares will be cashed out at a price based on the
Company stock, $.50 par value, in a record account        average daily closing price per share of the Common
                                                          Stock on the American Stock Exchange for the ten trading
                                                          days immediately preceding the Effective Date (see
                                                          Determination of Purchase Price below). You will not
                                                          have to pay any commissions or other fees on this
                                                          cash-out. Holders of these shares will not have any
                                                          continuing equity interest in the Company.

Stockholders holding Company stock, $.50 par value, in    Company does not intend that the Transaction affect
street name through a nominee (such as a bank or broker)  stockholders holding Company stock in street name through a nominee (such as a bank or broker) except that
                                                          each such stockholder will hold twice as many shares of
                                                          Company stock, $.25 par value. However, nominees may
                                                          have different procedures and Company stockholders
                                                          holding Company stock in street name should contact
                                                          their nominees to determine whether they will be
                                                          otherwise affected by the Transaction.

    REASONS FOR THE TRANSACTION. The Board of Directors unanimously recommends that the stockholders approve the Transaction for the following reasons, among others (as described in detail under "Purpose of the Transaction" below):

ISSUE                                                                             SOLUTION
--------------------------------------------------------  --------------------------------------------------------

The Company has a relatively large number of small        The Transaction will reduce the number of registered
stockholders. Almost 2,500 registered stockholders hold   stockholders with small accounts and result in cost
fewer than 50 shares of Company stock in their record     savings for the Company.
accounts. The average holding of this group is less than
15 shares per holder. Continuing to maintain accounts
for these stockholders will cost the Company an
estimated $30,000 per year.

ISSUE                                                                             SOLUTION
--------------------------------------------------------  --------------------------------------------------------
The Company has been unable to locate or contact over     The Transaction will greatly reduce the number of shares
1,000 registered stockholders. The Company is unable to   held by unlocated stockholders.
redeem these shares pursuant to a tender offer because
positive communication and consent would be required to
effect the repurchase of these shares.

In many cases it is prohibitively expensive for           The Transaction cashes out stockholders with small
stockholders with fewer than 50 shares to sell their      record accounts without transaction costs such as
shares on the open market.                                brokerage fees. However, if these stockholders do not
                                                          want to cash out their holdings of Company stock, they
                                                          may purchase additional shares on the open market to
                                                          increase their record account to at least 50 shares, or
                                                          may, if applicable, consolidate/transfer their record
                                                          accounts that are registered with the transfer agent in
                                                          the same way. In addition, if beneficial owners of fewer
                                                          than 50 shares of stock want to have those shares cashed
                                                          out in the Transaction, they should instruct their
                                                          nominee to transfer their shares into a record account
                                                          far enough in advance of the Transaction so that the
                                                          shares are registered in their names by the Effective
                                                          Date.

The Company stock is not broadly held and is not heavily  The forward 100-for-1 stock split will almost double the
traded.                                                   number of outstanding shares and may result in a market
                                                          price range which would be more attractive to a broader
                                                          range of investors.

    STRUCTURE OF THE TRANSACTION. The Transaction includes both a reverse stock split and a forward stock split of Company stock. If this Transaction is approved and occurs, the reverse split will occur at 6:00 p.m. (Eastern Time) on the Effective Date. All registered stockholders on the Effective Date will receive 1 share of Company stock, $.50 par value, for every 50 shares of Company stock, $.50 par value, held in their record accounts at that time. Any registered stockholder who holds fewer than 50 shares of Company stock in a record account at 6:00 p.m. (Eastern Time) on the Effective Date (also referred to as a "Cashed-Out Stockholder"), will receive a cash payment instead of fractional shares. This cash payment will be based on the average daily closing price per share of the Company's stock on the American Stock Exchange for the ten trading days immediately preceding the Effective Date; provided that if no shares of Company stock have been traded on any such trading day the closing price per share for such trading day shall be the average of the highest bid and lowest asked prices for the stock for such trading day as reported by the American Stock Exchange. (See "Determination of Purchase Price" below). Immediately following the reverse split, at 6:01 p.m. (Eastern Time) on the Effective Date, all registered stockholders who are not Cashed-Out Stockholders will receive, in the forward 100-for-1 split, a number of shares of Company stock, $.25 par value, equal to 100 times the number of shares of Company stock, $.50 par value, held after the reverse stock split. If a stockholder holds 50 or more shares in a record account, any fractional share in the account resulting from the reverse split will not be cashed out and the total number of shares originally held in that account will double as a result of the Transaction.

    In general, the Transaction can be illustrated by the following examples:

HYPOTHETICAL SCENARIO                                                              RESULT
--------------------------------------------------------  --------------------------------------------------------

Ms. Johnson is a registered stockholder who holds 49      Instead of receiving a fractional share ( 49/50 of a
shares of Company stock, $.50 par value, in her record    share) of Company stock after the reverse split, Ms.
account as of 6:00 p.m. (Eastern Time) on the Effective   Johnson's 49 shares will be converted into the right to
Date. At that time, assume the purchase price of 1 share  receive cash. Using the hypothetical purchase price of
of Company stock is $35 (see Determination of Purchase    $35 per share, Ms. Johnson will receive $1,715 ($35 x 49
Price below).                                             shares). Note: If Ms. Johnson wants to continue her
                                                          investment in the Company, she can buy at least 1 more
                                                          share of Company stock and hold it in her record
                                                          account. Ms. Johnson would have to act far enough in
                                                          advance of the Effective Date so that the purchase is
                                                          complete by the close of business on that date.

Mrs. Jones has 2 record accounts. As of the Effective     Mrs. Jones will receive cash payments equal to the
Date, she holds 25 shares of Company stock, $.50 par      purchase price of her shares of Company stock in each
value, in one account and 35 shares of Company stock,     record account instead of receiving fractional shares
$.50 par value, in the other. All of her shares are       ( 1/2 share and 7/10 share). Assuming a hypothetical
registered in her name only.                              purchase price of Company stock at $35 per share, Mrs.
                                                          Jones would receive two checks totaling $2,100 (25
                                                          shares x $35 = $875; 35 shares x $35 = $1,225; $875 +
                                                          $1,225 = $2,100). Note: If Mrs. Jones wants to continue
                                                          her investment in the Company, she can
                                                          consolidate/transfer her two record accounts prior to
                                                          the Effective Date. In that case, her holdings will not
                                                          be cashed out in connection with the Transaction because
                                                          she will hold at least 50 shares in one record account
                                                          and she would hold 120 shares of Company stock, $.25 par
                                                          value, after the Transaction. She would have to act far
                                                          enough in advance so that the consolidation is complete
                                                          by the close of business on the Effective Date.

Mr. Roberts holds 55 shares of Company stock, $.50 par    After the Transaction, Mr. Roberts will hold 110 shares
value, in his record account as of the Effective Date.    of Company stock, $.25 par value.

HYPOTHETICAL SCENARIO                                                              RESULT
--------------------------------------------------------  --------------------------------------------------------
Mr. Jordan holds beneficial ownership of shares of        The Company does not intend that the Transaction affect
Company stock, $.50 par value, in a brokerage account as  stockholders holding beneficial ownership of Company
of the Effective Date.                                    stock in street name through a nominee (such as a bank
                                                          or broker) except that after the Transaction each such
                                                          stockholder will hold twice as many shares of Company
                                                          stock, $.25 par value. However, nominees may have
                                                          different procedures and Company stockholders holding
                                                          beneficial ownership of Company stock in street name
                                                          should contact their nominees to determine whether they
                                                          will be otherwise affected by the Transaction. Note: If
                                                          Mr. Jordan beneficially owns fewer than 50 shares and
                                                          desires to have his shares cashed out in the
                                                          Transaction, he should direct his broker to transfer
                                                          them to his record name prior to the Effective Date. He
                                                          would have to act far enough in advance so that the
                                                          transfer is complete by the close of business on the
                                                          Effective Date.

PURPOSE OF THE TRANSACTION

    THE 1-FOR-50 REVERSE SPLIT. As of April 1, 1999, each of approximately 2,500 record holders of Company stock, or approximately 90% of the total number of record holders, owned less than 50 shares. In addition, such stockholders owning less than 50 shares owned in the aggregate less than 3.5% of the outstanding shares of Company stock. Based on the average daily closing price per share of the Company stock on the American Stock Exchange for the ten trading days immediately preceding April 1, 1999 of approximately $35, ownership of 49 shares of Company stock would have a market value of approximately $1,715.

    The cost of administering each stockholder's account and the amount of time spent by management of the Company in responding to stockholder requests is the same regardless of the number of shares held in the account. Accordingly, the cost to the Company of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. In view of the disproportionate cost to the Company of maintaining small stockholder accounts, management of the Company believes that it would be beneficial to the Company and its stockholders as a whole to eliminate the administrative burden and cost associated with the approximately 2,500 accounts containing less than 50 shares. It is expected that the direct cost of administering stockholder accounts will be reduced by approximately $30,000 per year if the Transaction is consummated.

    In addition, because the Company is unable to locate a significant number of its stockholders with small holdings, the Company believes it would be unable to acquire the shares of such stockholders, and realize the savings described above, by making a tender offer to acquire such shares. Accordingly, if the Company is to acquire these shares, the Company believes it must do so by means of the Transaction. Funds otherwise payable pursuant to the Transaction to a stockholder who cannot be located will be held until proper claim therefor is made, subject to applicable laws regarding abandoned property.

    Further, the Transaction will enable holders of record of less than 50 shares to dispose of their investment at market value and, in effect, avoid brokerage fees on the transaction. Stockholders owning a small number of shares would, if they chose to sell their shares otherwise, likely incur brokerage fees disproportionately high relative to the market value of their shares. In some cases, stockholders might encounter difficulty in finding a broker willing to handle such small transactions.

    If the Transaction is consummated, the Company will acquire as treasury shares, available for subsequent issuance, approximately 36,000 shares of Company stock, $.50 par value, (72,000 shares of Company stock, $.25 par value after the 100-for-1 forward stock split), based on record ownership of Company stock, $.50 par value, as of April 1, 1999. While the Company has no current specific plans to issue Company stock other than pursuant to the Company's existing stock option plan, the additional treasury shares would provide the Board with flexibility in the management of the Company's capitalization and the provision of incentives to the Company's officers and other employees. The additional Common Stock could be issued by the Company in connection with (i) the establishment of director or employee stock compensation plans, (ii) the issuance of warrants in connection with debt financing, (iii) future acquisitions by the Company, (iv) future capital raising by the Company and (v) other corporate transactions. Unless required by law or regulatory authorities, no further authorization by vote of stockholders will be sought for any future Company stock issuances. No stockholder will have any preemptive or other preferential right to purchase any Company stock that may be issued and sold by the Company in the future.

    THE 100-FOR-1 FORWARD SPLIT. The Board of Directors anticipates that the increase in the number of outstanding shares of Company stock resulting from the 100-for-1 forward stock split (which will have the same net effect as a 2-for-1 forward stock split for those stockholders who own 50 or more shares prior to the Effective Date) will result in a lower market price range which may be more attractive to a broader range of investors, including individuals. There can be no assurance that these effects will occur or that the market for the Company stock will be improved. The Board of Directors cannot predict what effect the forward stock split or the Transaction, as a whole, will have on the market price of the Company stock.

EFFECT OF THE TRANSACTION ON COMPANY STOCKHOLDERS

    REGISTERED STOCKHOLDERS WITH A RECORD ACCOUNT OF FEWER THAN 50 SHARES. If we complete the Transaction and you are a Cashed-Out Stockholder (i.e., a stockholder holding fewer than 50 shares of Company Common Stock in a record account immediately prior to the reverse stock split):

    - You will not receive a fractional share of Company stock as a result of the reverse split.

    - Instead of receiving a fractional share of Company stock, you will receive cash equal to the purchase price of your affected shares. See "Determination of Purchase Price" below.

    - After the reverse split, you will have no further interest in the Company with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a stockholder or share in the Company's assets, earnings, or profits. In other words, you will no longer hold your cashed-out shares, you will just have the right to receive cash for these shares.

    - You will not have to pay any service charges or brokerage commissions in connection with the Transaction.

    - As soon as practicable after the Effective Date, you will receive cash for the Company stock you held in your record account immediately prior to the reverse split in accordance with the following procedures.

    - You will receive a transmittal letter from the Company as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your certificate(s) to the Company's transfer agent, LaSalle National Bank, for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to LaSalle National Bank, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal. For further information, see "Stock Certificates" below.

    - All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws.

    - You will not receive any interest on cash payments owed to you as a result of the Transaction.

NOTE: If you want to continue to hold Company stock after the Transaction, you may do so by taking either of the following actions far enough in advance so that it is complete by the Effective Date:

    (1) purchase a sufficient number of shares of Company stock on the open market and have them registered in your name so that you hold at least 50 shares in your record account immediately prior to the reverse split; or

    (2) if applicable, consolidate your record accounts so that you hold at least 50 shares of Company stock in one record account immediately prior to the reverse split.

    REGISTERED STOCKHOLDERS WITH 50 OR MORE SHARES. If you are a registered stockholder with 50 or more shares of Common Stock, $.50 par value, in your record account as of 6:00 p.m. (Eastern Time) on the Effective Date, we will first convert your shares into one fiftieth ( 1/50) of the number of shares you held immediately prior to the reverse split. One minute after the reverse split, at 6:01 p.m. (Eastern Time), we will convert your shares of Common Stock, $.50 par value, in the forward stock split into a number of shares of Common Stock, $.25 par value, equal to 100 times the number of shares and fractional shares you held after the reverse split. The number of $.25 par value shares you receive will be twice the number of $.50 par value shares you held before the reverse split. For example, if you were a registered owner of 75 shares of Company stock $.50 par value immediately prior to the reverse split, your shares would be converted to 1.5 shares of Common Stock, $.50 par value, in the reverse split and then would be converted into 150 shares of Common Stock, $.25 par value, in the forward split.

    BENEFICIAL OWNERS OF COMPANY STOCK. The Company does not intend that the Transaction affect stockholders holding beneficial ownership of Company stock in street name through a nominee (such as a bank or broker) except that after the Transaction such stockholders will hold twice as many shares. However, nominees may have different procedures and stockholders holding Company stock in street name should contact their nominees to determine whether they will be otherwise affected by the Transaction.

NOTE: If you are a beneficial owner of fewer than 50 shares of Company stock and want to have your shares exchanged for cash in the Transaction, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner so that you will be considered a holder of record immediately prior to the reverse split.

    CURRENT EMPLOYEES. If you are an employee of the Company, you may own Company stock through the Company's Employee Profit Sharing Retirement Plan or hold options to purchase Company stock under the Company's Stock Option Plan. If you have invested in Company stock under the Company Profit Sharing Retirement Plan, the Transaction will double the number of shares you own. Likewise, the Transaction will double the number of options you hold to acquire Company stock under the Company's Stock Option Plan. If you hold fewer than 50 shares of Company stock in a registered account, those shares would be converted into the right to receive cash under the Transaction; however, the Company does not believe that there are any such employee accounts.

DETERMINATION OF PURCHASE PRICE

    In order to avoid the expense and inconvenience of issuing fractional shares to registered stockholders who hold fewer than 1 share in a record account after the reverse split, the Company will value each outstanding share of Common Stock held at the close of business on the Effective Date at the average daily closing price per share of Company Common Stock on the American Stock Exchange for the ten trading days immediately preceding the Effective Date, without interest; provided that if no shares have been traded on any such trading day the closing price per share for such trading day shall be the average of the highest bid and lowest asked prices for the Common Stock for such trading day as reported by the American Stock Exchange. Such per share price is hereinafter referred to as the "Purchase Price."

    Each stockholder who holds less than 50 shares of record immediately prior to the reverse split will be entitled to receive, in lieu of the fraction of a share resulting from the reverse split, cash in the amount of the Purchase Price multiplied by the number of shares of Common Stock, $.50 par value, held by such stockholder immediately prior to the reverse split. All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Transaction. The Company will pay no interest on cash sums due any such stockholder pursuant to the Transaction.

CERTAIN CONSIDERATIONS

    The Company's Certificate of Incorporation currently authorizes the issuance of 3,000,000 shares of Common Stock, $.50 par value. The number of authorized shares of Common Stock will not be changed by reason of the Transaction, but the par value will be changed to $.25 per share. As a result of the Transaction, the number of shares of Common Stock outstanding will be increased from 1,051,251 shares of $.50 par value, to approximately 2,030,000 shares of $.25 par value (reflecting the cash-out of an estimated 36,000 shares of $.50 par value and the conversion of the remaining 1,015,000 shares of $.50 par value into 2,030,000 shares of $.25 par value). As a further result of the Transaction, the Company's authorized but unissued shares would be reduced from 1,948,749 to approximately 970,000 and therefore the Transaction would not have an anti-takeover effect. If the Transaction is completed, all directors and officers of the Company as a group would hold 957,776 shares, $.25 par value, representing approximately 45.3% of the Common Stock, $.25 par value, that would be outstanding on a fully diluted basis. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

    Based upon the Company's best estimates, if the Transaction had been consummated as of April 1, 1999, the number of holders of record of Common Stock (including direct participants in The Depository Trust Company who hold Common Stock in street name) would have been reduced from approximately 2,850 to approximately 350 or by approximately 2,500 stockholders. The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Transaction will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act to become a "private" company. In addition, consummation of the Transaction, including the additional shares to be issued in connection with the forward 100-for-1 split, is not expected to affect adversely the eligibility of the Common Stock to be traded on the American Stock Exchange.

    The Company authorized a stock repurchase program dated October 7, 1998. Under this program, the Company has repurchased 31,620 shares over the period from January 19, 1999 through April 6, 1999 at an average price of $34.98 per share. The Company has chosen to discontinue this program during the period from April 14, 1999 through consummation of the Transaction. The Company may resume the repurchase program at any time thereafter.

    Based on the aggregate number of shares owned by holders of record of less than 50 shares as of April 1, 1999 and the average daily closing price per share of the Common Stock on the American Stock Exchange for the ten trading days immediately preceding such date, the Company estimates that payments of cash in lieu of the issuance of fractional shares to record stockholders who held less than 50 shares of Common Stock immediately prior to the reverse split will total approximately $1,260,000 in the aggregate (36,000 shares multiplied by an assumed Purchase Price of $35 per share).

STOCK CERTIFICATES

    In connection with the Transaction, the Company's common stock will be identified by a new CUSIP number. This new CUSIP number will appear on any stock certificates representing shares of Company common stock issued after the Effective Date. As a result of the Transaction any certificates representing shares of Common Stock, $.50 par value, held by registered stockholders owning 50 or more shares immediately prior to the Transaction will represent twice as many shares of Common Stock, $.25 par value. It will not be necessary for such stockholders to return such certificates to the Company or its transfer agent for exchange. Any stockholder with 50 or more shares immediately prior to the reverse split who wants to receive a certificate reflecting the increased number of shares, $.25 par value, and bearing the new CUSIP number can do so at any time by contacting the Company's transfer agent, LaSalle National Bank, at Corporate Trust Operations, (1-800-246-5761) for instructions on how to surrender old certificates. After the Effective Date, an old certificate presented to an exchange agent in settlement of a trade will be exchanged for a new certificate reflecting the increased number of shares, $.25 par value, and bearing the new CUSIP number.

    As described above, any Cashed-Out Stockholder with share certificates will receive a letter of transmittal after the Transaction is completed. These stockholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Company's transfer agent before they can receive cash payment for those shares.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    We have summarized below certain federal income tax consequences to the Company and stockholders resulting from the Transaction. This summary does not discuss all aspects of federal income taxation that might be relevant to you in light of your individual circumstances, and it is not intended to constitute advice regarding the federal income tax consequences of the Transaction. Many stockholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, foreign persons and individuals who acquired their Company stock pursuant to the exercise of an employee stock option) may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local or foreign tax laws (or any federal tax laws other than those pertaining to the income tax). This summary assumes that you are a U.S. person and have held, and will hold, your shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

    Our discussion is based on the Code, regulations promulgated thereunder and rulings now in effect, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Company or its stockholders discussed herein.

    We believe that the Transaction will be treated as a tax-free
"recapitalization" for federal income tax purposes. This will result in no material federal income tax consequences to the Company.

    FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS WHO ARE NOT CASHED OUT BY THE TRANSACTION. If you (1) continue to hold Company stock immediately after the Transaction, and (2) you receive no cash as a result of the Transaction, you will not recognize any gain or loss in the Transaction and you will have the same adjusted tax basis and holding period in your Company stock as you had in such stock immediately prior to the Transaction.

    FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS WHO RECEIVE CASH IN THE TRANSACTION. If you receive cash as a result of the Transaction, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold Company stock immediately after the Transaction, as explained below.

    (a) Stockholders Who Exchange All of Their Company Stock for Cash as a Result of the Transaction.

    If you (1) receive cash in exchange for a fractional share as a result of the Transaction, (2) you do not continue to hold any Company stock immediately after the Transaction, and (3) you are not related to any person or entity which holds Company stock immediately after the Transaction, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your Company stock and your aggregate adjusted tax basis in such stock.

    If you are related to a person or entity who continues to hold Company stock immediately after the Transaction, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either
(1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below.

    - "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in the Company resulting from the Transaction is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

    - "Substantially Disproportionate Redemption of Stock." The receipt of cash in the Transaction will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of Company stock owned by you immediately after the Transaction is less than 80% of the percentage of shares of Company stock owned by you immediately before the Transaction.

    In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the taxable amount is not treated as capital gain under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of the Company's undistributed earnings and profits, then as a tax- free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. See "MAXIMUM TAX RATES APPLICABLE TO CAPITAL GAIN" below.

    (b) Stockholders Who Both Receive Cash and Continue to Hold Company Stock Immediately After the Transaction.

    If you both receive cash as a result of the Transaction and continue to hold Company stock immediately after the Transaction, you generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of the aggregate fair market value of your shares of Company stock immediately after the Transaction plus the cash received over your adjusted tax basis in the shares, or (2) the amount of cash received in the Transaction. In determining whether you continue to hold stock immediately after the Transaction, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. Your aggregate adjusted tax basis in your shares of Company stock held immediately after the Transaction will be equal to your aggregate adjusted tax basis in your shares of Company stock held immediately prior to the Transaction, increased by any gain recognized in the Transaction, and decreased by the amount of cash received in the Transaction.

    Any gain recognized in the Transaction will be treated, for federal income tax purposes, as capital gain, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend" with respect to you, or (2) is a"substantially disproportionate redemption of stock" with respect to you. (Each of the terms in quotation marks in the previous sentence is discussed above in paragraph (a) under this subheading) In applying these tests, you may be able to take into account sales of shares of Company stock that occur substantially contemporaneously with the Transaction. If your gain is not treated as capital gain under either of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of the Company's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain.

    MAXIMUM TAX RATES APPLICABLE TO CAPITAL GAIN. Under current federal income tax law, certain capital gains realized by individuals (but not corporations) are taxed at preferential rates. If you are an individual, your net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 20%, while your net capital gain recognized upon the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

    As explained above, the amounts paid to you as a result of the Transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. YOU ARE STRONGLY ADVISED TO CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

APPRAISAL RIGHTS

    Dissenting stockholders do not have appraisal rights under Delaware state law or under the Company's Certificate of Incorporation or Bylaws in connection with the Transaction.

RESERVATION OF RIGHTS

    The Board of Directors reserves the right to abandon the Transaction without further action by the stockholders at any time before the filing of the Amendment to the Certificate of Incorporation with the Delaware Secretary of State, even if the Transaction has been authorized by the stockholders at the annual meeting.

    Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

INFORMATION INCORPORATED BY REFERENCE

    The Annual Report of the Company on Form 10-K for the fiscal year ended January 2, 1999, a copy of which is available to each stockholder upon request to the Company, is hereby incorporated by reference in this proxy statement.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

    The deadline for receipt of stockholder proposals for inclusion in the Company's proxy statement for its 1999 fiscal year is December 17, 1999.

    The management does not know of any matters to be presented at the annual meeting other than those set forth in this proxy statement. If any other matters not now known come before the annual meeting, it is intended that the persons named in the proxies will act according to their best judgment.

                                    EXPENSES

    The entire expense of preparing, printing and mailing the form of proxy and the material used for the solicitation thereof will be borne by the Company. In addition, the Company has retained the services of Beacon Hill Partners, Inc. to solicit proxies from nominees and brokers' accounts at a cost of approximately $4,500. Solicitation of proxies will be made by mail but also may be made through oral communications by directors, officers or employees of the Company who will receive no additional compensation for such efforts.

                                          By Order of the Board of Directors,

                                          James G. Gidwitz
                                          Chairman of the Board

                                                                      APPENDIX A

          PROPOSED AMENDMENT AMENDING AND RESTATING ARTICLE FOURTH OF
                        THE CERTIFICATE OF INCORPORATION
                   TO EFFECT THE PROPOSED REVERSE STOCK SPLIT
                            AND FORWARD STOCK SPLIT

    RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

        FOURTH.

        Section 1.

        The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is three million four hundred thousand (3,400,000) shares, of which four hundred thousand (400,000) shares shall be preferred stock, par value $.50 per share, issuable in one or more series, and three million (3,000,000) shares shall be common stock, par value $.50 per share; provided, however, that at 6:01 p.m. (Eastern Time) on the Effective Date (as defined in Section 3(a) of this Article FOURTH) the par value of shares of common stock shall be automatically changed to $.25 per share as provided in Section 3(b) of this Article FOURTH.

        Section 2.

        The shares of common stock shall have the rights and privileges of common stock under the laws of the State of Delaware, without preference or priority of any one share over any other. The preferred stock shall have such voting powers, full or limited, or be without voting powers, and in such series (either one or more) and with such designations, preferences as to dividends, assets or otherwise and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof and subject to such conversion, exchange or redemption at such time or times, price or prices, rates or adjustments, as shall be stated in a resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, the Board of Directors hereby expressly being granted the authority to fix from time to time by resolution or resolutions the designations, powers, preferences and rights and the qualifications, limitations or restrictions of such preferred stock.

        Section 3.

        (a) At 6:00 p.m. (Eastern Time) on the effective date of the amendment amending and restating this Article FOURTH (the "Effective Date"), each share of common stock held of record as of 6:00 p.m. (Eastern Time) on the Effective Date shall be automatically reclassified and converted, without further action on the part of the holder thereof, into one-fiftieth ( 1/50) of one share of common stock. No fractional share of common stock shall be issued to any Fractional Holder (as defined below) upon such reclassification and conversion. Except as set forth in the immediately following sentence, from and after 6:00 p.m. on the Effective Date, each Fractional Holder shall have no further interest as a stockholder in respect of any such fractional share and, in lieu of receiving such fractional share, shall be entitled to receive, upon surrender of the certificate or certificates representing such fractional share, the cash value of such fractional share based on the average daily closing price per share of the common stock on the American Stock Exchange for the 10 trading days immediately preceding the Effective Date, without interest; provided, however, that if no shares of common stock have been traded on any such trading day the closing price per share of the common stock for such trading day shall be the average of the highest bid and lowest asked prices for the common stock for such trading day as reported by the American Stock Exchange. As used herein, the term "Fractional Holder" shall mean a holder of record of less than 50 shares of common stock as of 6:00 p.m. (Eastern
    Time) on the Effective Date who would be entitled to less than one whole share of common stock in respect of such shares as a result of the reclassification and conversion provided for in this Section 3(a).

        (b) At 6:01 p.m. (Eastern Time) on the Effective Date, each share of common stock, par value $.50 per share, and any fraction thereof (excluding any interest in the Company held by a Fractional Holder converted into cash pursuant to Section 3(a) above) held by a holder of record of one or more shares of common stock as of 6:01 p.m. (Eastern Time) on the Effective Date shall be automatically reclassified and converted, without further action on the part of the holder thereof, into multiple shares of common stock on the basis of 100 shares of common stock, par value $.25 per share, for each share of common stock, par value $.50 per share, then held.

                                     [LOGO]

                                 [FRONT]
                                            PRELIMINARY COPIES
PROXY                                                               PROXY

                    CONTINENTAL MATERIALS CORPORATION
              PROXY CARD FOR ANNUAL MEETING ON MAY 26, 1999

     The undersigned hereby appoints James G. Gidwitz and Joseph J. Sum as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Continental Materials Corporation held of record by the undersigned on April 1, 1999, at the annual meeting of stockholders to be held on May 26, 1999, or any adjournment thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS (1),
(2) AND (3).

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO INSTRUCTIONS ARE GIVEN, IT WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY, "FOR" APPROVAL AND RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS AND "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

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


                        CONTINENTAL MATERIALS CORPORATION

(1)  Election of three nominees to the Board of Directors.


                                                                  FOR all nominees               WITHHOLD
                                                                    listed below             AUTHORITY To vote
                                                                (except as marked to         for all nominees
                                                                  the contrary below)          listed below
                                                                     / /                        / /

Ralph W. Gidwitz, William G. Shoemaker and Theodore R. Tetzlaff

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

(2) Approval and ratification of the Directors' appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending January 1, 2000.

         FOR                AGAINST               ABSTAIN
         / /                  / /                   / /

(3) Approval of the proposed amendment to the Certificate of Incorporation to effect a reverse stock split followed by a forward stock split.

         FOR                AGAINST               ABSTAIN
         / /                  / /                   / /

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


Dated                                                                 , 1999
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                                 Signature

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                          Signature if held jointly

Please sign exactly as name appears above. Executors, administrators, trustees, guardians, attorneys-in-fact, etc. should give their full titles.
If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.


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